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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of National Data Corporation filed on October 4, 1996 of our report dated March 28, 1996 relating to the financial statements of MasterCard Automated Point-of-Sale Program (an organizational unit of MasterCard International Incorporated), which appears in the Current Report on Form 8-K of National Data Corporation dated April 1, 1996.

/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

New York, New York
October 4, 1996